      As filed with the Securities and Exchange Commission on July 27, 1999

                                                 Registration Statement No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       AMERICAN INTERNATIONAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                                              13-2592361
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                    70 Pine Street, New York, New York 10270
          (Address, including zip code, of principal executive offices)

                  SunAmerica Profit Sharing and Retirement Plan
                            (Full title of the plans)

                               Kathleen E. Shannon
                          Vice President and Secretary
                                 70 Pine Street
                            New York, New York 10270
                                 (212) 770-7000
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------
                                                             Proposed       Proposed
                                                             maximum         maximum
                                           Amount            offering       aggregate      Amount of
            Title of securities            to be              price         offering     registration
             to be registered        registered (2) (3)    per share (3)    price (3)         fee
-----------------------------------------------------------------------------------------------------
Common Stock, $2.50 par value (1)   1,000,000 shares      $118.10          $118,100,000  $32,832
-----------------------------------------------------------------------------------------------------

1. This registration statement also registers interests in the above-referenced plan. Pursuant to Rule 457(h)(2) no separate fee is payable with respect to the registration of these interests.

2. This registration statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution and adjustment provisions of the above-referenced plan.

3. Estimated solely for purposes of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) and is based upon the average of the high and low sales prices of the Common Stock of American International Group, Inc. on July 21, 1999 as reported on the New York Stock Exchange Composite Tape.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents have been filed by American International Group Inc. ("AIG") with the Securities and Exchange Commission (the "Commission")(File No. 1-8787) and are incorporated herein by reference:

                  (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1998;

                  (2) AIG's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

                  (3) AIG's Current Report on Form 8-K, dated June 3, 1999; and

                  (4) The description of Common Stock contained in the Registration Statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The Annual Report on Form 11-K for the fiscal year ended December 31, 1998 of the SunAmerica Profit Sharing and Retirement Plan (the "Plan") has been filed with the Commission and is incorporated by reference herein.

         All documents filed by AIG and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         The Common Stock is registered under Section 12(b) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The financial statements incorporated in this Registration Statement by reference to (i) the audited consolidated financial statements and financial statement schedules listed in the index on page 25 of AIG's Current Report on Form 8-K dated June 3, 1999 and (ii) the financial statements in the Annual Report on Form 11-K of the SunAmerica Profit Sharing and Retirement Plan for the fiscal year ended December 31, 1998 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         This Registration Statement relates only to previously issued shares of Common Stock. As a result, no opinion with respect to the validity of the shares of Common Stock registered hereunder is required.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Restated Certificate of Incorporation, as amended, of AIG (the "Certificate") provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG, including services by a director, officer or employee with respect to an employee benefit plan. Section 6.4 of AIG's By-laws contains a similar provision.

         The Certificate also provides that a director will not be personally liable to AIG or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "GCL").

         Section 145 of the GCL permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of AIG in the event of pending or threatened civil, criminal, administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of AIG. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

         In addition, Section 9.11 of the Plan provides that AIG shall indemnify the Board of Directors, any Employee performing duties with respect to the Plan, the Plan Administrator and the Trustee (each as defined therein) from and against any and all claims, losses, damages, expenses and liabilities (including, without limitation, reasonable attorneys' fees) arising from their responsibilities in connection with the Plan, unless such liability arises from such person's gross negligence or dishonesty in performance of its duties.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits are listed in the exhibit index.

ITEM 9.  UNDERTAKINGS

         AIG hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the Plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by AIG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         AIG hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of AIG's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to section 15(d)) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of AIG or the Plan pursuant to the foregoing provisions, or otherwise, AIG and the Plan have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG or the Plan of expenses incurred or paid by a director, officer or controlling person of AIG or the Plan in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, AIG or the Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York, on the 27th day of July, 1999.

                                         AMERICAN INTERNATIONAL GROUP, INC.



                                         By:        /s/ M. R. Greenberg
                                              __________________________________
                                                 (M. R. Greenberg, Chairman)

         KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M. R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, granting unto said attorneys-in-law and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

            Signature                               Title                            Date


     /s/ M. R. Greenberg                Chairman, Chief Executive Officer
___________________________________     and Director (Principal Executive        July 27, 1999
        (M. R. Greenberg)               Officer)


     /s/ Howard I. Smith                Executive Vice President, Chief
___________________________________     Financial Officer and Director           July 27, 1999
        (Howard I. Smith)               (Principal Financial and
                                        Accounting Officer)

     /s/ M. Bernard Aidinoff
____________________________________    Director                                 July 27, 1999
        (M. Bernard Aidinoff)

     /s/ Eli Broad
___________________________________     Director                                 July 27, 1999
        (Eli Broad)

            Signature                               Title                            Date
      /s/ Pei-yuan Chia
___________________________________     Director                                 July 27, 1999
         (Pei-yuan Chia)


___________________________________     Director
         (Marshall A. Cohen)

      /s/ Barber B. Conable, Jr.
___________________________________     Director                                 July 27, 1999
         (Barber B. Conable, Jr.)


___________________________________     Director
         (Martin S. Feldstein)


___________________________________     Director
         (Ellen V. Futter)


___________________________________     Director
         (Leslie L. Gonda)

      /s/ Evan G. Greenberg
___________________________________     Director                                 July 27, 1999
         (Evan G. Greenberg)


___________________________________     Director
         (Carla A. Hills)

      /s/ Frank J. Hoenemeyer
___________________________________     Director                                 July 27, 1999
         (Frank J. Hoenemeyer)

      /s/ Edward E. Matthews
___________________________________     Director                                 July 27, 1999
         (Edward E. Matthews)

      /s/ Dean P. Phypers
___________________________________     Director                                 July 27, 1999
         (Dean P. Phypers)

      /s/ Thomas R. Tizzio
___________________________________     Director                                 July 27, 1999
         (Thomas R. Tizzio)


___________________________________     Director
         (Edmund S. W. Tse)

            Signature                               Title                            Date
___________________________________     Director
         (Jay S. Wintrob)

/s/      Frank G. Wisner
___________________________________     Director                                 July 27, 1999
        (Frank G. Wisner)


         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on July 27, 1999.


                                   SUNAMERICA PROFIT SHARING AND RETIREMENT PLAN



                                   By:    /s/  Scott L. Robinson
                                          ___________________________________
                                   Name:  Scott L. Robinson
                                   Title: Senior Vice President and Controller

                                  EXHIBIT INDEX


EXHIBIT
NUMBER                                DESCRIPTION                                               LOCATION
-------                               -----------                                               --------
  4      (a)      SunAmerica Profit Sharing and Retirement Plan, as amended
                  and restated effective January 1, 1989 ............................   Filed as exhibit hereto.

  5      Opinion re validity.........................................................   Not applicable.

 15      Letter re unaudited interim financial information...........................   Not applicable.

 23      Consents of experts and counsel
         (a)      PricewaterhouseCoopers LLP. .......................................   Filed as exhibit hereto.

 24      Power of Attorney...........................................................   Included in signature pages.